Exhibit 99.1

Contact:
Idalia Rodriguez
Axeda Systems Inc.
+1 (610) 407-7345
ir@axeda.com


Axeda Systems Inc. to Transfer to NASDAQ SmallCap Market
MANSFIELD, MA - August 4, 2004 - Axeda Systems Inc. (NASDAQ: XEDA), the world's leading provider of device relationship management (DRM) software and services, today announced that listing of its common stock will be transferred to The Nasdaq SmallCap Market from The Nasdaq National Market at the opening of business on August 5, 2004, and will continue to trade under the symbol XEDA.

Like The Nasdaq National Market, The Nasdaq SmallCap Market is fully automated, and provides real-time trade reporting. The Nasdaq SmallCap Market is a marketplace for the securities of more than 800 companies, and is generally comprised of smaller companies with lower capitalization than those listed on The Nasdaq National Market. With the introduction of the Nasdaq SuperMontage(SM) trading system this year, securities listed on both The Nasdaq National Market and The Nasdaq SmallCap Market share a unified, more liquid and transparent order entry system.

"We are pleased to confirm that we are able to retain a Nasdaq listing," said Robert M. Russell Jr. chairman and chief executive officer, Axeda Systems. "This move to The Nasdaq SmallCap Market allows Axeda to maintain its trading on a well established market and to continue to provide our investors access to all of the benefits of The Nasdaq Stock Market."

The Company was notified of the decision of the Nasdaq Listing Qualifications Panel (the "Panel") on August 3, 2004. The Panel's decision was based primarily on the Company's shareholders' equity being below the minimum $10,000,000 shareholders' equity requirement for continued listing on The Nasdaq National Market. The Company will discuss this matter further during its regularly scheduled quarterly conference call to be held on August 11, 2004 at 5:30 p.m.

About Axeda
The Company's flagship product, the Axeda(R) DRM system helps manufacturing and service organizations increase revenue while lowering costs, by proactively monitoring and managing devices deployed at customer sites around the world. Axeda DRM is a highly scalable, field-proven, and comprehensive remote management solution that leverages its patented Firewall-Friendly(TM) technology to enable Machine-to-Machine (M2M) communication by utilizing the public Internet. Axeda customers include Global 2000 companies in many markets including Medical Instrument, Enterprise Technology, Office and Print Production Systems, and Industrial and Building Automation industries. Axeda has sales and service offices in the U.S., Europe, and Japan, and distribution partners worldwide. More information about Axeda is available at www.axeda.com.

(C) 2004 Axeda Systems. All rights reserved. Axeda, Axeda Systems, Axeda DRM, Axeda Device Relationship Management System, Axeda Agents, Axeda Applications, Axeda Policy Manager, Axeda Enterprise, Axeda Access, Axeda Software Management, Axeda Service, Axeda Usage, Automatic eCommerce, Firewall-Friendly, and Access. Insight. In Real Time. are trademarks of Axeda Systems. All other trademarks are either property of Axeda Systems or property of their respective owners.


This press release may contain certain forward-looking statements that relate to Axeda's future performance. These forward-looking statements include, but are not limited to, those regarding Axeda's products and markets, and may include implied statements concerning market acceptance of Axeda's products and its growing leadership role in the DRM market. Such statements are subject to a number of risks and uncertainties that may cause the actual events or future results to differ from those discussed herein. Such factors include, among others: our ability to obtain approval for continued listing on The Nasdaq SmallCap Market and to maintain compliance with the minimum listing requirements thereof, including but not limited to the requirement that the Company maintain a minimum $1.00 bid price as the Company's shares are currently trading below $1.00; the difficulty of protecting and enforcing proprietary rights including but not limited to patent rights; the potential that Axeda may not be successful in enforcing its intellectual property rights; Axeda's ability to manage technological change and respond to evolving industry standards, including the potential that new technology not protected by Axeda's patent could be developed and patented by others; Axeda's customers' ability to implement or integrate Axeda's DRM solutions successfully and in a timely fashion or achieve benefits attributable to Axeda's DRM solutions; uncertainties in the market for DRM products and the potential for growth in the DRM market; the long sales cycle for DRM products; limited distribution channels; present and future competition; and Investors are advised to read Axeda's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled "Factors Affecting Operating Results" and "Risk Factors" for a more complete discussion of these and other risks and uncertainties. . Axeda assumes no obligation to update the forward-looking information contained in this press release.

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